As filed with the Securities and Exchange Commission on February 8, 2008

Registration No. 333-94075

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Web.com Holding Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-1404301 (I.R.S. Employer Identification No.)

303 Peachtree Center Avenue, 5th Floor

Atlanta, GA 30303

(404) 260-2773

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated Micron Electronics, Inc. Retirement at Micron (RAM) Plan

 (Full Title of the Plan)

David L. Brown

Chief Executive Officer

c/o Website Pros, Inc.

12735 Gran Bay Parkway West

Building 200

Jacksonville, FL 32258

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James F. Fulton, Jr., Esq. Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306 (650) 843-5000	Matthew P. McClure, Esq. Website Pros, Inc. 12735 Gran Bay Parkway West Building 200 Jacksonville, FL 32258

DEREGISTRATION OF SECURITIES

On January 4, 2000, Micron Electronics, Inc. (“Micron”) filed a registration statement on Form S-8 (No. 333-94075) (the “Registration Statement”), which registered the issuance of 100,000 shares (the “401(k) Plan Shares”) of Micron’s common stock, no par value, to be sold pursuant to the Amended and Restated Micron Electronics, Inc. Retirement at Micron (RAM) Plan (the “Plan”).  Pursuant to General Instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended (the “Act”), the Registration Statement was also deemed to register an indeterminate number of interests in the Plan (“Plan Interests”) as separate securities required to be registered under Act.  Subsequently, Micron changed its name to Interland, Inc., then to Web.com, Inc. and then to Web.com Holding Company, Inc. (the “Registrant”).  The Registrant has terminated the offering of the 401(k) Plan Shares and the Plan Interests.  Accordingly, pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister the Plan Shares and Plan Interests registered pursuant to the Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on February 8, 2008.

Web.com Holding Company, Inc. (as successor to Web.com, Inc.)

By:	/s/ David L. Brown
David L. Brown
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Brown	Chief Executive Officer and Sole Director
David L. Brown	(Principal Executive Officer)	February 8, 2008

/s/ Kevin M. Carney	Chief Financial Officer
Kevin M. Carney	(Principal Financial and Accounting Officer)	February 8, 2008